Exhibit 10.3

MANAGEMENT AGREEMENT

STERLING FINANCIAL

INVESTMENT GROUP, INC., STERLING

FINANCIAL GROUP OF COMPANIES AND

VFINANCE INVESTMENTS, INC.

THIS MANAGEMENT AGREEMENT is dated as of January 10, 2006, by and among Sterling Financial Investment Group, Inc. (“SFIG”), a Florida corporation, Sterling Financial Group of Companies, Inc., a Delaware corporation (the “Corporation”), and vFinance Investments, Inc. (“VF”).

Whereas, the Corporation and VF have entered into an Asset Purchase Agreement (the “Purchase Agreement”) as of the date hereof, pursuant to which VF will acquire certain assets from the Corporation and/or SFIG;

Whereas, prior to final transfer of the assets, including customer accounts, in accordance with the terms of the Purchase Agreement, and the closing of the transactions contemplated by Purchase Agreement, the parties wish to facilitate the management of the Business, as such term is defined in the Purchase Agreement, and all of the independent contractors and foreign associates (the “Foreign Contractors”) of SFIG set forth in Schedule 8.3(i) of the Purchase Agreement by registering one or more principals (the “Principals”) of VF as principals of SFIG; and

Whereas, such Principals will provide risk management of, and operational and back office support for, the assets and Business to be transferred to VF pursuant to the Purchase Agreement;

Now, therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree to the following:

Section 1.         Management of the Business Located in the Branch Offices. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, the Corporation hereby appoints the Principals to provide risk management of and operational and back office support for the branch offices of SFIG including all such branch offices designated as Offices of Supervisory Jurisdiction (OSJ) registered with the National Association of Securities Dealers, Inc. (the “NASD”) and with any applicable state and federal authorities (the “Agencies”), which are included in Schedule 8.3(i) of the Purchase Agreement (the “Branch Offices”). In addition, the Principals will assist SFIG with the supervision of SFIG’s registered representatives in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the NASD, the Agencies, and the policies and procedures of SFIG. However, the Principals shall not be deemed supervisors for regulatory purposes of SFIG’s designated CEO and designated Chief Compliance Officer or any of SFIG’s registered representatives (the “Registered Representatives”) listed in Schedule 8.3(i) of the Purchase Agreement. Although SFIG shall provide the Principals with SFIG’s Written

Supervisory Procedures. SFIG shall retain ultimate responsibility to take all actions it deems appropriate to supervise pursuant to all applicable rules and regulations, the operations and activities of the Branch Offices. Specifically, for regulatory compliance purposes, SFIG shall continue to have regulatory supervision over the Principals, the Registered Representatives and its other employees, in order to ensure compliance with the applicable rules and regulations of the SEC, the NASD and the Agencies.

Section 2.          Duties, Obligations and Responsibilities of SFIG. Subject to the Principals being duly registered as General Securities Principals with the NASD and pursuant to the applicable rules and regulations of the SEC, the Agencies, the NASD, and subject to the terms and conditions of the clearing agreements with Fortis, National Financial Securities, and Legent supporting the Business (the “Clearing Agreements”) SFIG hereby agrees to:

a.

Continue to supervise the Registered Representatives in compliance with its WSP’s and act as an Agent at the Branch Offices in connection with the execution of orders for the purchase, or sale of securities for customers of SFIG, in accordance with Clearing Agreements;

b.

Cooperate with the Principals in managing the risk, operations and back office of the Business, the Branch Offices, and the Foreign Contractors, including entering into underwriting agreements, sales agency agreements and selling agreements with issuers, underwriters and/or sponsors of various securities and investments on its own initiative or at the request of the Principals; provided that SFIG approves, in its sole discretion, SFIG’s participation in the distribution, or placement of such securities, or investments.

c.	Continue to maintain SFIG’s errors and omissions insurance policy currently in effect for the term of this Agreement.
d.

Maintain all the deposits required by the Clearing Agreements including the $1,000,000 deposit with Fortis. However, the $1,000,000 deposit with Fortis may be reduced to $800,000 during the term of this Agreement if no overnight securities positions are being held by SFIG.

e.	Maintain the required regulatory net capital as required by the SEC and the NASD, subject to the obligations of VF pursuant to Section 3 (c).
f.

Be responsible to pay all Claims (as defined in Section 9 hereof) resulting from acts or omissions prior to the date of this Agreement and shall indemnify the Corporation and VF from any liability relating thereto in accordance with Section 9(b) hereof.

Section 3.          Duties, Obligations and Responsibilities of the VF. VF hereby agrees to:

a.

Manage the risk of the Business and the Foreign Contractors diligently and in good faith, consistent with past management practices of SFIG, monitor the execution of SFIG’s customer orders for the purchase and sale of securities exclusively through SFIG, and subject to Section 1 hereof, assist SFIG with the supervision of SFIG’s registered representatives in accordance with the applicable rules and regulations of the SEC, the NASD, the Agencies, and the policies and procedures of SFIG.

b.

Abide by all rules, regulations and procedures mandated by the Clearing Agreements and all Written Supervisory Procedures of SFIG, as stated in the SFIG Compliance Manual, a copy of which has been tendered and delivered by SFIG to VF and the Principals prior to the execution of this Agreement.

c.

Pay to SFIG: (i) the amount of any net loss as shown in the statement prepared and delivered by VF monthly in accordance with Exhibit A, or (ii) the cash if needed to replenish the NASD capital of SFIG which was reduced due to charges to SFIG’s NASD capital or other cash charges or accruals related to the Business and/or the trading activities of the Business with respect only to activities occurring or initiated on or after the date of this Agreement. However, any charges to SFIG’s NASD capital related to the Business and/or the trading activities of the Business with respect to activities or omissions occurring or initiated prior to the date of this Agreement (including, but not limited to, SFIG customer complaints for activities occurring prior to the date of this Agreement) shall be the responsibility of the Corporation and SFIG and the Corporation and SFIG shall contribute the funds required to replenish SFIG’s NASD capital reduced as a result of such charges or accruals.

d.

Be responsible for all expenses and costs in connection with the conduct and operation of the Business at the Branch Offices, and with respect to all trades and transactions of the Business initiated after the date of this Agreement until its termination and reimburse SFIG for all expenses and costs due to errors or the failure of a customer to meet its financial obligations to SFIG, (including, without limitation, costs resulting from such customer’s failure to meet margin calls, or to pay for the purchase of securities) and any costs incurred in connection with disputes between SFIG and the customers whether such costs are incurred on behalf of or pursuant to the terms and conditions of SFIG’s Clearing Agreement and the applicable clearing firms, or in its own behalf. Notwithstanding VF’s obligations under this Section 3(d) and Section 9(a) hereof, VF reserves the right to seek recovery from the broker or brokers who were responsible for creating such costs and expenses. As of the date of this Agreement, except as described in Exhibit B, SFIG hereby represents and warrants to VF that there are no SFIG customer complaints, unauthorized trades, trades that are not compared, customer margin calls, house calls or other pending or threatened claim which could affect the NASD capital of SFIG. All such expenses and costs related to trades initiated, and transactions of the Business occurring, prior to the date of the Agreement, will be the sole responsibility of the Corporation and SFIG and not VF.

e.

VF shall pay all expenses for travel, entertainment, office clerical, office and equipment maintenance, and general selling expenses that may be incurred by the Principals in connection with this Agreement, and in no case shall the Corporation or SFIG be responsible, or liable therefore, except as may be provided otherwise in the indemnification provisions hereof. Additionally, VF shall be responsible for all of its expenses including, but not limited to, salaries, wages, marketing, advertising and other expense account items incurred while performing its duties and the management services required hereunder.

f.	Staff the Business at the Branch Offices with qualified duly licensed registered representatives subject to the prior written approval of VF and SFIG.

Section 4.          Revenues of SFIG. From the date of this Agreement, all revenues generated from the Business and the Foreign Contractors, shall be paid to VF subject to the terms and conditions described in Section 3(c) hereof. Certain expenses of SFIG described in Exhibit A must be paid by VF out of the revenues for purposes of determining VF’s profits and losses of the Business. Such expenses will in no event be in excess of $175,000 with respect to any calendar month. VF shall only be responsible to pay such expenses to the extent that the net gross profit from the Business and the Foreign Contractors are sufficient to cover such expenses. However, VF may, in its sole and absolute discretion, elect to pay expenses of the Business over and above the expenses listed in Exhibit A.

Section 5.	Relationship of the Corporation, SFIG and the Principals.
a.

Except to the extent herein expressly provided for, the Principals and VF shall not be authorized to represent SFIG or the Corporation, pledge the credit of, or obligate SFIG or the Corporation in any manner other than to manage the operations covered herein without the prior written consent of the Corporation or SFIG.

b.

The Principals shall represent to all of SFIG’s customers and prospective customers of SFIG that the Principals are acting on behalf of SFIG and that orders for the purchase, or sale of securities shall be placed solely through SFIG. For all purposes, including but not limited to the Federal Insurance Contribution Act, the Federal Unemployment Contribution Act and the collection of state and federal income tax at the source of wages, the relationship between SFIG and the Principals shall be that of a company and an independent contractor.

c.

Subject to the requirements set forth in Section 3(a) hereof as to the conduct of the Business at the Branch Offices, and the requirements contained in SFIG’s Compliance Manual, the Written Supervisory Procedures, and its Clearing Agreements, the Principals shall have the right to manage the risk and the operations and back office of the Business, including but not limited to, capital exposure with respect to solicited customers and the time, place and manner of how the operations and back office support relating thereto is executed, subject to strict compliance with all applicable laws and regulations of the SEC, the NASD and the Agencies.

d.

Corporation and SFIG shall act as custodian for funds due to VF pursuant to this Agreement. Corporation and SFIG covenant and agree that no funds will be transferred which arise from the Business from the date of this Agreement and thereafter other than the amounts expressly set forth in Exhibit A. The Corporation and SFIG will take all reasonable measures to ensure that the Business is conducted in the same manner as the Business has been conducted for the two months immediately prior to the signing of this Agreement. The fixed income group of the Business will not take any overnight securities positions unless specifically authorized in writing by a Principal during the term of the Agreement.

e.

From and after the date that the Principals are duly registered as principals of SFIG, SFIG will add at least one Principal designated by VF to all SFIG bank and brokerage accounts. Such Principal or Principals shall be designated by SFIG as the person or persons authorized to effectuate disbursements, wire transfers and book transfers with respect to all SFIG bank and brokerage accounts.

Section 6.           License. The Corporation and SFIG hereby grants to the Principals a non-exclusive, royalty free license during the term of this Agreement to use the trade name “Sterling” and “Sterling Financial Investment Group, Inc.” on any bulletins, forms, advertising material, and other documents exclusively for the purpose of providing the services set forth in this Agreement.

Section 7.          Representations and Warranties of SFIG. SFIG represents and warrants that:

a.	It is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing with the NASD.
b.

It has the requisite authority, whether arising under applicable federal, or state laws, or the rules and regulations of any securities exchange, or regulatory authority to which it is subject, to enter into this Agreement.

c.

It is in substantial compliance and during the term of this Agreement, will remain in substantial compliance with the registration, qualification, capital, financial, reporting, and customer protection requirements of every securities exchange, if any, of which it is a member, of the NASD and of the SEC.

Section 8.          Representations and Warranties of the VF. VF represents and warrants that:

a.	The Principals are registered principals with the NASD.
b.

It has the requisite authority, whether arising under applicable federal, or state laws, or the rules and regulations of any securities exchange, the NASD, or any regulatory authority to which they are subject, to enter into this Agreement and to represent to the Corporation, in accordance with the terms hereof.

c.

It and its Principals are, and during the term of this Agreement, will remain in compliance with the registration, qualification, financial, reporting, customer protection, and other requirements of every securities exchange, or which they are a member, if any, of the NASD, of the SEC, and of every state to which jurisdiction they and each of the associated persons under their control, are subject.

Section 9.	Indemnification.
a.

VF hereby agrees to indemnify, defend and hold harmless the Corporation and SFIG, its successors, assigns, officers and employees from and against all liabilities, obligations, losses, damages, claims, demands, proceedings, suits, actions, judgments, expenses, including reasonable attorney’s fees and costs (collectively, the “Claims”), incurred by the Corporation or SFIG in connection with the operation of the Business after the date of this Agreement, including, without limitation, the following:

i

Subject to Section 3 hereof, failure of any customer to: (A) make payment when due for securities purchased, (B) deliver when due securities sold for the account of the customer, (C) meet any initial margin call, or any maintenance call, or (D) fulfill its obligations to SFIG or the Corporation, whether, or not such failure is in VF’s control.

ii

Failure of the Principals to perform their duties, obligations and responsibilities, as set forth in this Agreement, it being understood that the participation of any associated person of SFIG in any transactions referred to in this section shall not affect VF’s indemnification obligations hereunder, unless such participation by SFIG’s associated person was fraudulent or grossly negligent.

iii

Any unauthorized, dishonest, fraudulent, or negligent transaction, or criminal act, or omission, including but not limited to, forgery, embezzlement, or willful misapplication on the part of any officer, associated person, independent contractor, employee, agent, or customer of VF, including VF’s registered representatives.

iv	The breach by the Principals of any of their obligations under this Agreement, the Clearing Agreements, or SFIG’s Compliance Manual or Written Supervisory Procedures.
v

Any liability arising from SFIG’s guarantee of any signature occurring on or after the date of this Agreement with respect to transactions in SFIG’s accounts of customers occurring during the term of this Agreement.

vi	Any liability owed to any SFIG customer for any loss suffered by any such customer with respect to trades or transactions initiated on or after the date of this Agreement.
vii

Failure of VF to make and file all reports and returns, if any, required by any federal, or state statute, or regulation now, or hereinafter, enforced pertaining to withholding taxes on employment insurance, social security, pensions, annuities, and failure to pay all taxes, contributions, interest, and penalties there under in connection with the remuneration paid by, or due from VF to VF’s own employees or the Principals or VF’s own registered representatives.

b.

SFIG and the Corporation hereby, jointly and severally, agree to indemnify, defend and hold harmless VF and the Principals, and their successors, assigns, officers and employees and, to the extent consented to by the Corporation, assigns, from and against all Claims, including reasonable attorneys’ fees and costs in connection therewith, arising out of any negligent, dishonest, fraudulent, or criminal act, or omission on the part of any of its officers, partners, agents, associated persons, independent contractors, or employees of the Corporation and SFIG with respect to the obligations of SFIG and the Corporation under this Agreement or in connection with the operation, activities, transactions or trading with respect to the Business and the Foreign Contractors initiated or occurring before the date of this Agreement.

SFIG and the Corporation further hereby agree to indemnify, defend and hold harmless VF and the Principals, and their successors, heirs and, to the extent consented to by the Corporation, assigns, from and against all Claims, including reasonable attorneys’ fees and costs in connection therewith, arising out of the gross negligence or willful misconduct with respect to its obligations under this Agreement or otherwise as a result of SFIG’s or the Corporation’s breach of this Agreement.

c.

Within thirty (30) days of receiving written notice of any Claim, the party claiming indemnification under this Agreement (Indemnified Party) shall notify in writing the party providing the indemnification hereunder (Indemnifying Party) of such claim. Thereafter, the Indemnified Party shall diligently and in good faith contest any such claim. If the Indemnified Party fails to give written notice of a Claim to the Indemnifying

Party, or fails to diligently and in good faith defend against such Claim, the Indemnifying Party shall have the right to defend, pay, or settle the Claim in its sole discretion.

Notwithstanding the foregoing, as long as the Indemnified Party is defending against the Claim, it shall have the right to adjust, settle, or compromise such Claim, and the right of indemnification set forth herein shall extend to sums paid in settlement, or compromise of any such Claims made in good faith, provided that the Indemnifying Party receives notice in writing prior to any settlement, or compromise of a Claim and does not object thereto within ten (10) days after the notice of compromise, or settlement has been mailed. If the Indemnifying Party objects to a proposed compromise, or settlement of a Claim made in good faith, the Indemnifying Party shall be obligated to assume the defense of the Claim directly, although the Indemnified Party shall be obligated to cooperate fully with the Indemnifying Party in such defense.

d.	The indemnification provided herein shall continue in full force and effect notwithstanding the termination of this Agreement.

Section 10.        Duration. This Agreement shall be deemed to have commenced as of the date of this Agreement and will continue in effect until the Closing provided for in the Purchase Agreement, unless earlier terminated as provided in this Agreement.

Section 11.	Termination.
a.	This Agreement shall terminate as follows:
i	By the non-defaulting party upon the occurrence of a default as described in Section 12 hereof,

ii

By the Corporation, SFIG or VF in the event that the other party to this Agreement is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business, or any part of it as a result of an administrative, or judicial proceeding, or action by the SEC, the NASD, any Agencies, or any other self regulatory organization having jurisdiction over the Corporation, SFIG or VF, as the case may be,

iii	By mutual consent of the parties, or
iv

Immediately upon the earlier to occur of: (A) April 30, 2005, (B) the Closing as defined in the Purchase Agreement, or (C) the termination of the Purchase Agreement pursuant to the terms contained therein.

b.

Termination of this Agreement, however caused, shall not release the Corporation, SFIG or VF from any liability, or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether, or not claims relating to such transactions shall have been made before, or after such termination.

Section 12.	Default.
a.	The occurrence of any of the following events shall be deemed to be and shall be treated as a default by the VF under this Agreement:
i

Breach by VF in the due observance or performance of any term, covenant, or agreement contained in this Agreement, which breach, or failure continues un-remedied, or uncorrected for a period of fifteen (15) days after written notice thereof specifying such breach and requiring it to be remedied, shall be given to the breaching party by the other party.

ii

The commission of fraud, or misconduct on the part of VF, its agents, subagents, employees, or associated persons under their control, or the failure to comply with the applicable securities laws of the State of Florida, any other state, or with the rules and regulations of the NASD, or the SEC, on both a state and federal level.

iii

VF becomes insolvent, makes any assignment for the benefit of creditors, calls a meeting of creditors, offers a composition of extension to creditors, suspends payments, consents to, or suffers the appointment of a receiver, or trustee, a committee of creditors, or a liquidating agent, files a petition, or answer in bankruptcy, or seeks a reorganization, arrangement, or readjustment of its debts, or its dissolution, or liquidation, or for any other relief under any bankruptcy, or insolvency law.

iv

VF has filed, or commenced against it an involuntary petition in bankruptcy, or seeking reorganization, rearrangement, or readjustment of their debts, or for any other relief under any bankruptcy, or insolvency law, or have entered against them any judgment, or decree for their dissolution that remains undismissed, or undischarged, or abandoned for a period of thirty (30) days.

b.	The occurrence of any of the following events shall be deemed to be and shall be treated as a default by the Corporation or SFIG under this Agreement:
i

Breach by the Corporation or SFIG in the due observance or performance of any term, covenant, or agreement contained in this Agreement, which breach, or failure continues un-remedied, or uncorrected for a period of fifteen (15) days after written notice thereof specifying such breach and requiring it to be remedied, shall be given to the breaching party by the other party.

ii

The commission of fraud or misconduct on the part of the Corporation or SFIG, their agents, subagents, employees, or associated persons under their control, or the failure to comply with the applicable securities laws of the State of Florida, any other state, or with the rules and regulations of the NASD, or the SEC, on both a state and federal level.

Section 13.        Notices. Any notice or request required, or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand, or by certified mail, in either case return receipt requested, to the parties at the following address:

SFIG:

Sterling Financial Investment Group

1200 N. Federal Highway

Suite 400

Boca Raton, FL 33432

Attention: CEO

Corporation:

Sterling Financial Investment Group

1200 N. Federal Highway

Suite 400

Boca Raton, FL 33432

Attention: CEO

VF:

vFinance Investments, Inc.

3010 N. Military Trail

Suite 300

Boca Raton, FL 33431

Attention: CEO

Section 14.       Amendments. This Agreement represents the entire Agreement between the parties with respect to the subject matter contained herein. This Agreement shall not be changed orally, but only by an agreement in writing and signed by, the party against whom enforcement of any waiver, change, modification, or discharge is sought.

Section 15.        Assignment. This Agreement shall be binding upon and shall inure to the benefit of the respective successors of the Corporation, SFIG, and VF, but shall not be assignable by VF without the written consent of SFIG and the Corporation.

Section 16.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto expressly submit themselves to binding arbitration and agree that all disputes arising out of this agreement should occur solely in the venue and jurisdiction of the NASD and any hearings will be held in Boca Raton, FL.

Section 17.        Section Heading. The headings of the Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability, or validity of this Agreement. The unenforceability of any Section, or Subsection, or provision of this Agreement shall not affect the enforceability, or validity of the balance of this Agreement.

Section 18.        Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

Section 19.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereto affixed their hands and seals on the day and year first above written.

vFinance Investments, Inc.

By: /s/ Leonard Sokolow

Leonard Sokolow, Chairman

Sterling Financial Group of Companies, Inc.

By: /s/ Charles P. Garcia

Charles P. Garcia

Sterling Group of Companies

By: /s/ Charles P. Garcia

Charles P. Garcia

Exhibit A

Sterling Financial Investment Group
VF Managed Income Statement
Proforma Month One
		Monthly	GOC/SFAM	Comments
REVENUE
Fixed Income Trading Revenue		500,000
Latin American Retail Commissions		150,000
US Domestic Commissions		50,000
Non Transaction (MM/Margin/Short Interest)		40,000
		740,000
COMMSIION EXPENSE
Fixed Income Trading Revenue		365,000		@73%
Latin American Retail Commissions		127,500		@85%
US Domestic Commissions		42,500		@85%
		535,000

GROSS PROFIT		205,000

EXPENSES:
Staffing/Benefits Taxes		105,945	33,594
Bloomberg		20,000
Westport Advisory (Curry)		2,333
Beach Data (Wieske)		1,500
Auto/Curry		1,000
T&E Curry		6,000
Sector Greenwich Line		629
Rent Miami			2,750
Parking Miami			450
Legal			10,000
Insurance E&O, D&O Tail		5,000	20,000
Communications		14,000	1,000
CAM/Taxes 13647.91	13,647.91	9,554	4,094	Cash Basis (Base rent free)
FPL		750
Rent Batista			850
Audit/Tax		2,500
Professional/Consulting			12,000
Temporary Help(Front Desk)			2,000
Office Supplies		1,000	500
E-mail Compliance System			3,500
Insurance Fidelity Bond		1,000		Renewal
NASD Dispute Resolution			2,500
Equipment Rental		1,550
IT Consulting (Augustin)		2,000	1,000
Public Storage			1,500
Overnight DHL/TNT		500	300
Office Services		250	250
TOTAL EXPENSES		175,511	96,289
PROFIT(LOSS)		29,489	(96,289)
	Tickets/Postage fees/expenses reflected in blended rates

Sterling Financial Investment Group
VF Managed Income Statement
Proforma Month One

		Monthly	GOC/SFAM	Comments

REVENUE
Fixed Income Trading Revenue		500,000
Latin American Retail Commissions		150,000
US Domestic Commissions		50,000
Non Transaction (MM/Margin/Short Interest)		40,000		Tickets/Postage fees/expenses reflected in blended rates below)
		740,000

COMMSIION EXPENSE
Fixed Income Trading Revenue		365,000		@73%
Latin American Retail Commissions		127,500		@85%
US Domestic Commissions		42,500		@85%
		535,000

GROSS PROFIT		205,000

EXPENSES:
Staffing/Benefits Taxes		105,945	33,594
Bloomberg		20,000
Westport Advisory (Curry)		2,333
Beach Data (Wieske)		1,500
Auto/Curry		1,000
T&E Curry		6,000
Sector Greenwich Line		629
Rent Miami			2,750
Parking Miami			450
Legal			10,000
Insurance E&O, D&O Tail		5,000	20,000
Communications		14,000	1,000
CAM/Taxes 13647.91	13,647.91	9,554	4,094	Cash Basis (Base rent free)
FPL		750
Rent Batista			850
Audit/Tax		2,500
Professional/Consulting			12,000
Temporary Help(Front Desk)			2,000
Office Supplies		1,000	500
E-mail Compliance System			3,500
Insurance Fidelity Bond		1,000		Renewal
NASD Dispute Resolution			2,500
Equipment Rental		1,550
IT Consulting (Augustin)		2,000	1,000
Public Storage			1,500
Overnight DHL/TNT		500	300
Office Services		250	250

TOTAL EXPENSES		175,511	96,289

PROFIT(LOSS)		29,489	(96,289)

Sterling Financial Consolidated Group		Sterling Financial Investment Group
Employee Payroll Statistics		Staffing
		Proforma Month One					VF

			ANNUAL BASE	BENEFITS/ TAXES	TOTAL	MONTHLY	ALLOCATION	$$ Amount

Miami	Asset Management	Avila	112,573.76	22,514.75	135,088.51	11,257.38	0%	-
Miami	Asset Management	Peet	102,654.24	20,530.85	123,185.09	10,265.42	0%	-
Boca Raton	Fixed Income	Wieske	100,000.00	20,000.00	120,000.00	10,000.00	100%	10,000.00
Boca Raton	Fixed Income	Harvey	100,000.00	20,000.00	120,000.00	10,000.00	100%	10,000.00
Boca Raton	Fixed Income	Pepe	48,000.00	9,600.00	57,600.00	4,800.00	100%	4,800.00
Boca Raton	Fixed Income	Ramirez	37,000.00	7,400.00	44,400.00	3,700.00	100%	3,700.00
Boca Raton	Fixed Income	DiPerri, J.	70,000.00	14,000.00	84,000.00	7,000.00	100%	7,000.00
Boca Raton	Accounting	Kubach	85,000.00	17,000.00	102,000.00	8,500.00	65%	5,525.00
Boca Raton	Human Resources	Walsh	50,000.00	10,000.00	60,000.00	5,000.00	65%	3,250.00
Boca Raton	Accounting	Key	68,000.00	13,600.00	81,600.00	6,800.00	65%	4,420.00
Boca Raton	Compliance	Wayne	55,000.00	11,000.00	66,000.00	5,500.00	100%	5,500.00
Boca Raton	Corporate	Garcia	250,000.00	50,000.00	300,000.00	25,000.00	100%	25,000.00
Boca Raton	Operations	Batista	30,000.00	8,600.00	38,600.00	3,216.67	0%	-
	Operations	Dean	31,000.00	8,600.00	39,600.00	3,300.00	100%	3,300.00
Boca Raton	Operations	Mora	37,000.00	7,400.00	44,400.00	3,700.00	100%	3,700.00
Boca Raton	Operations	Lavelle	35,000.00	7,000.00	42,000.00	3,500.00	100%	3,500.00
Boca Raton	Operations	Hatcher	50,000.00	10,000.00	60,000.00	5,000.00	65%	3,250.00
Boca Raton	Operations	Mateicka	130,000.00	26,000.00	156,000.00	13,000.00	100%	13,000.00
			1,391,228.00	283,245.60	1,674,473.60	139,539.47		105,945.00

Sterling Financial Investment Group Communications Proforma Month One

Company	Description	Actual Monthly Amount

USLEC-Boca Raton	Local ISDN PRI
Sprint	Lng Distance ISDN PRI
MCI/UUNET	Internet FR T1 Data
AT&T	POTS Lines
WebUnited	Internet Data T1
Westcom	ARD-Bond Desk
Westcom	ARD-Bond Desk
MXLOGIC	Anti-Span/Anti-Virus
Crystal Tech	Web Hosting
ValueWeb	Web Hosting (backup-DR)
Fidelity	Dedicated T1 Network Service
ESPEED	Dedicated T1 Network Service
Bloomberg	Dedicated T1 Network Service
Tradeweb	Trade Platform-Internet
BrokerTec	Trade Platform-Internet
Fortis	Trade Platform-Internet
Legent/ILX	Trade Platform-Internet
Sprint	Cellular Service
AT&T Cellular	Cellular Service
Network Solutions	Domain Registration
Cingular	CPG Blackberry Service
Earthlink Wireless	Blackberry Service, TS(MH),MK
Informa Global Markets	Technical Commentary (JW)

Estimate		15,000.00

EXHIBIT B

NONE